                                     BY LAWS

                                       OF

                             ERLANGER LAND CO., INC.

                            (a Delaware corporation)
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                                     BY-LAWS

                                       OF

                             ERLANGER LAND CO., INC.
                            (a Delaware corporation)

                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I.           Offices................................................  1
         Section 1.  Registered Office......................................  1
         Section 2.  Additional Offices.....................................  1

ARTICLE II.          Stockholders...........................................  1
         Section 1.  Annual Meetings........................................  1
         Section 2.  Special Meetings.......................................  2
         Section 3.  Notice.................................................  2
         Section 4.  Quorum.................................................  2
         Section 5.  Voting.................................................  3
         Section 6.  Inspectors of Meetings.................................  3
         Section 7.  Chairman of Meetings...................................  3
         Section 8.  Secretary of Meeting...................................  4
         Section 9.  Action by Written Consent..............................

ARTICLE III.         Board of Directors.....................................  4
         Section 1.  Functions and Definitions..............................  4
         Section 2.  Qualification and Number...............................  4
         Section 3.  Vacancies..............................................  5
         Section 4.  Regular Meetings.......................................  5
         Section 5.  Special Meetings.......................................  5
         Section 6.  Quorum and Action......................................  6
         Section 7.  Action by Written Consent..............................  6
         Section 8.  Conference Telephone...................................  7

ARTICLE IV.          Committees.............................................  7
         Section 1.  Committees of Directors................................  7
         Section 2.  Quorum; Action; Removal................................  7

ARTICLE V.           Officers...............................................  8
         Section 1.  Executive Officers.....................................  8
         Section 2.  Term of Office; Removal; Vacancies.....................  8
         Section 3.  Authority and Duties...................................  9
         Section 4.  Chairman of the Board..................................

ARTICLE VI.          Capital Stock..........................................  9
         Section 1.  Certificates Representing Shares.......................  9
         Section 2.  Transfer Agents and/or Registrars...................... 10

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                                                                           PAGE
         Section 3.  Stock Transfers........................................ 10
         Section 4.  Lost or Stolen Certificates............................ 11
         Section 5.  Stockholders of Record................................. 11
         Section 6.  Record Date for Stockholders........................... 11

ARTICLE VII.         Indemnification........................................ 13

ARTICLE VIII.        Miscellaneous.......................................... 13
         Section 1.  Corporate Seal......................................... 13
         Section 2.  Fiscal Year............................................ 13
         Section 3.  Notice................................................. 13

ARTICLE IX.          Amendment.............................................. 14



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                                     BY-LAWS

                                       OF

                             ERLANGER LAND CO., INC.

                            (a Delaware Corporation)



                                    ARTICLE I

                                     OFFICES


                  SECTION 1. REGISTERED OFFICE. The corporation shall maintain a registered office in the State of Delaware as required by law.

                  SECTION 2. ADDITIONAL OFFICES. The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS


                  SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such dates and at such times and
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places, either within or without the State of Delaware, as may be fixed from time to time by resolution of the Board of Directors.

                  SECTION 2. SPECIAL MEETINGS. Except as otherwise required by statute or by the corporation's Certificate of Incorporation, special meetings of the stockholders for any purpose, may be called by the Board of Directors or by the Chairman of the Board. Special meetings of the stockholders shall be held on such dates and at such times and places, either within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

                  SECTION 3. NOTICE. Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder entitled to vote thereat at least ten, but not more than fifty days prior to the meeting. Notice of any meeting shall state in general terms the purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

                  SECTION 4. QUORUM. The holders of a majority of the issued and outstanding shares of the capital stock of the




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corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

                  SECTION 5. VOTING. Except as otherwise required by statute, or provided in the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

                  SECTION 6. INSPECTORS OF MEETINGS. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of the stockholders, shall have the power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

                  SECTION 7. CHAIRMAN OF MEETING. The Chairman of the Board, or, in his absence, the President, shall preside at all meetings of the stockholders; and in their absence, the Board of Directors may appoint a person to act as Chairman of the meeting.


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                  SECTION 8. SECRETARY OF MEETING. The Secretary of the
corporation, or, in his absence, an Assistant Secretary, shall act as Secretary at all meetings of the stockholders; and in their absence the Chairman of the meeting shall appoint a person to act as Secretary of the meeting.

                  SECTION 9. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the stockholders of the corporation may be taken without a meeting if all of the stockholders of the corporation consent thereto in writing.


                                   ARTICLE III

                               BOARD OF DIRECTORS


                  SECTION 1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed and controlled by or under the Board of Directors. The word "director" means any member of the Board of Directors. The use of the phrase "entire Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

                  SECTION 2. QUALIFICATION AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist




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of one or more directors, as may be fixed from time to time. If the number is not so fixed, the number shall be two. The number of directors may be increased or decreased by action of the Board of Directors or the stockholders. Any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

                  SECTION 3. VACANCIES. Any vacancies in the Board of Directors resulting from death, resignation, increase in the number of directors, or from any other reason whatsoever, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by vote of the stockholders. A director elected by the stockholders to fill a vacancy shall hold office for the unexpired term of his predecessor.

                  SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors, other than the annual meeting, shall be held on such dates and at such times and places and on such notice, if any, as the Board of Directors may from time to time determine.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the President upon a request in writing by any two directors. Notice shall




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be given of the time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or personally delivering the same at least one day before the meeting to each director. Except as otherwise required by statute, or as provided in the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

                  SECTION 6. QUORUM AND ACTION. At meetings of the Board of Directors, the Chairman of the Board, or, in his absence, the President, shall preside. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by any applicable statute, or as provided in the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, and shall be the act of the Board.

                  SECTION 7. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without




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a meeting if all of the members of the Board or committee, as the case may be, consent thereto in writing.

                  SECTION 8. CONFERENCE TELEPHONE. Any one or more of the members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                   COMMITTEES


                  SECTION 1. COMMITTEES OF DIRECTORS. Except as otherwise provided by statute, the Board of Directors may, by resolution passed by a majority of the entire Board, designate from among its own members such committees to have such powers and duties as shall from time to time be prescribed by the Board of Directors.

                  SECTION 2. QUORUM; ACTION; REMOVAL. A majority of the whole committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. Each committee shall keep regular minutes of its meet-




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ings and report the same to the Board of Directors. All such committees shall serve at the pleasure of the Board. The Board of Directors may discharge any committee or remove any member thereof either with or without cause at any time.


                                    ARTICLE V

                                    OFFICERS


                  SECTION 1. EXECUTIVE OFFICERS. The Board of Directors may elect or appoint the following executive officers: a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated as "Executive Vice President"), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may determine from time to time.

                  SECTION 2. TERM OF OFFICE; REMOVAL; VACANCIES. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office for one year or until the meeting of the Board of Directors following the next meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors may remove any officer either with cause or without cause. Vacancies in




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any office may be filled at any regular or special meeting of the Board of
Directors.

                  SECTION 3. AUTHORITY AND DUTIES. All of the officers of the corporation, as between themselves and the corporation, shall, unless otherwise ordered by the Board of Directors, each have such authority and perform such duties in the management of the corporation as generally pertain to their respective offices, as well as such authority and duties as may from time to time be specifically conferred or imposed by the Board of Directors.


                                   ARTICLE VI

                                  CAPITAL STOCK


                  SECTION 1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares of stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board, President, or a Vice President and by the Treasurer or an Assistant Treasurer, or by the secretary or an Assistant Secretary. If the certificates are signed by a transfer agent acting on behalf of the corporation, or registered by a registrar other than the corporation itself or its employee, the signature of the officers upon such certificates may be facsimiles.




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In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is delivered, it may be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar on the date of its issue and delivery.

                  SECTION 2. TRANSFER AGENTS AND/OR REGISTRARS. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class or series and may require that stock certificates shall be countersigned and or registered by one or more of such transfer agents and/or registrars.

                  SECTION 3. STOCK TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, shares of the capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and filed with the Secretary of the corporation or with a transfer agent or a




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registrar, if any, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of all transfer taxes due thereon, as the corporation or its agent may require.

                  SECTION 4. LOST OR STOLEN CERTIFICATES. In case any certificate representing shares of the capital stock of the corporation shall be alleged to have been lost, destroyed or stolen, the corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, in such amount and upon such terms and secured by such surety as the Board of Directors may in its discretion deem necessary or advisable.

                  SECTION 5. STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                  SECTION 6. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal



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without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.


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                                   ARTICLE VII

                                 INDEMNIFICATION


                  Section 1. The corporation shall indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or serves or served any other corporation or enterprise at the request of the corporation.


                                  ARTICLE VIII

                                  MISCELLANEOUS


                  Section 1. CORPORATE SEAL. The corporate seal, if any, shall be circular in form and shall contain the name of the corporation and the year and state of the incorporation.

                  Section 2. FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the corporation.

                  Section 3. NOTICE. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director, member of any committee


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or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.


                                   ARTICLE IX

                                    AMENDMENT


                  The Board of Directors shall have the power to make, alter and repeal the By-Laws of the corporation by a vote of the majority of the Board of Directors at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors. The By-Laws may be altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at any meeting, provided that notice of the proposed alteration or repeal shall have been given in the notice of such meeting of the stockholders.